Exhibit 10.26

EPIZYME, INC.

Non-Employee Director Compensation Program

Under Epizyme, Inc.’s (the “Company”) non-employee director compensation program, the Company pays its non-employee directors retainers in cash. Each non-employee director receives a cash retainer for service on the Company’s board of directors (the “Board”) and for service on each committee on which the director is a member, as well as additional fees for service as chairman of the Board or chairman of each committee. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter and are as follows:

	Member Annual Fee	Chairman Additional Annual Fee
Board of Directors	$45,000	$35,000
Audit Committee	$10,000	$10,000
Compensation Committee	$7,500	$7,500
Nominating and Corporate Governance Committee	$5,000	$5,000

The Company’s non-employee director compensation program also includes a stock-for-fees policy, under which directors have the right to elect to receive common stock in lieu of cash fees. The number of shares to be issued to participating directors will be determined by dividing the cash fees for which the director has elected to receive common stock by the closing price of the Company’s common stock on the last trading day of the quarter.

The Company also reimburses its non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending its Board and committee meetings.

In addition, under the Company’s non-employee director compensation program, each non-employee director receives, upon his or her initial election to the Board, an option to purchase the number of shares of the Company’s common stock that have a Black-Scholes value as of the date of grant equal to $412,500 (the “Initial Option Grant”). The Initial Option Grant will vest over three years, with 33% of the shares of the common stock underlying such option vesting on the one-year anniversary of the grant date and the balance vesting in equal monthly installments thereafter until the third anniversary of the grant date, subject to the non-employee director’s continued service as a director.

Each non-employee director also receives, upon his or her initial election to the Board, a grant of restricted stock units for a number of shares of the Company’s common stock determined by dividing $137,500 by the closing price of the Company’s common stock on the Nasdaq Global Market on the date of grant (the “Initial RSU Grant”). The Initial RSU Grant will vest in equal annual installments over three years with the first installment vesting on the first anniversary of the grant date, subject to the non-employee director’s continued service as a director.  The number of shares of common stock issuable upon exercise of the Initial Option Grant and the Initial RSU Grant shall in no event exceed a total of 100,000 shares of the Company’s common stock.

Further, under the Company’s non-employee director compensation program, on the date of each annual meeting of stockholders, each non-employee director that has served on the Board for at least six months will receive an option to purchase the number of shares of Company’s common stock that have a Black-Scholes value as of the date of grant equal to $206,250 (the “Annual Option Grant”). The Annual Option Grant will vest in full on the earlier of the first anniversary of the grant date and the date of the succeeding annual meeting of stockholders, subject to the non-employee director’s continued service as a director.

On the date of each annual meeting of stockholders, each non-employee director that has served on the Board for at least six months will also receive a grant of restricted stock units for a number of shares of the Company’s common stock determined by dividing $68,750 by the closing price of the Company’s common stock on the Nasdaq Global Market on the date of grant (the “Annual RSU Grant”). The Annual RSU Grant will vest in full on the earlier of the first anniversary of the grant date and the date of the succeeding annual meeting of stockholders, subject to the non-employee director’s continued service as a director.  In no year shall the number of shares of common stock issuable upon exercise of the Annual Option Grant and Annual RSU Grant exceed a total of 50,000 shares of the Company’s common stock.

All options and restricted stock units issued to the Company’s non-employee directors under its non-employee director compensation program will become exercisable in full upon a change in control of the Company. The exercise price of these options will be equal to the fair market value of the Company’s common stock on the date of grant.

Effective January 1, 2021